Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Telsey Advisory Group 3rd Annual Fall Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--September 26, 2012--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will participate in the Telsey Advisory Group 3rd Annual Fall Consumer Conference being held October 2-3, 2012 at the Mandarin Oriental Hotel City Center in Las Vegas, Nevada. Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on Tuesday, October 2nd during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400